As filed with the Securities and Exchange Commission on September 13, 2024

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

HEWLETT PACKARD ENTERPRISE COMPANY
(Exact Name of Registrant as specified in its charter)

Delaware	47-3298624
(State or other jurisdiction of incorporation)	(I.RS. Employer Identification No.)

1701 East Mossy Oaks Road, Spring, TX	77389
(Address of principal executive office)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.625% Series C Mandatory Convertible Preferred Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-276221

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

Hewlett Packard Enterprise Company (the “Registrant”) is filing this Form 8-A in connection with the registration of its 7.625% Series C Mandatory Convertible Preferred Stock, par value $0.01 per share, with a liquidation preference of $50.00 per share (the “Preferred Stock”), under the Securities Exchange Act of 1934, as amended. Descriptions of the Preferred Stock are contained in a prospectus dated December 22, 2023, constituting part of the Registrant’s registration statement on Form S-3ASR (File No. 333-276221),  relating to the Preferred Stock (the “Prospectus”), a preliminary supplement to the Prospectus dated September 9, 2024, as filed on September 9, 2024, and a final supplement to the Prospectus dated September 10, 2024, as filed on September 12, 2024, each pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Prospectus Supplement”). The descriptions of the Preferred Stock set forth under the headings “Description of Capital Stock” and “Description of Mandatory Convertible Preferred Stock,” respectively, in the Prospectus and Prospectus Supplement, are each incorporated herein by reference and made part of this registration statement in their entirety.

Item 2.	Exhibits.

Exhibit Number	Description
3.1	Restated Certificate of Incorporation of Hewlett Packard Enterprise Company (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on April 12, 2024).
3.2	Second Amended and Restated Bylaws of Hewlett Packard Enterprise Company (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on September 28, 2023).
3.3
Certificate of Designations of 7.625% Series C Mandatory Convertible Preferred Stock of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on September 13, 2024).

4.1	Form of Global Security of the 7.625% Series C Mandatory Convertible Preferred Stock of the Registrant (included in Exhibit 3.3).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HEWLETT PACKARD ENTERPRISE COMPANY

	By:	/s/ David Antczak
	Name:	David Antczak
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: September 13, 2024